                                                            Exhibit 23.1


                             Accountants' Consent


The Boards of Directors
Iridium World Communications Ltd. and Iridium LLC:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                           KPMG Peat Marwick LLP


McLean, Virginia
August 14, 1998